Exhibit 10.5

VeriTeQ Corporation

Form of Lock-Up Agreement

November 13, 2013

VeriTeQ Corporation
(f/k/a Digital Angel Corporation)
220 Congress Park Drive
Suite 200
Delray Beach
Florida 33445

Re VeriTeQ Corporation (f/k/a Digital Angel Corporation) – Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of November 13, 2013 (the “Subscription Date”), by and among VeriTeQ Corporation (f/k/a Digital Angel Corporation), a Delaware corporation with offices located at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445 (the “Company”) and the investors party thereto (the “Buyers”), with respect to the issuance of (i) secured convertible notes (the “Notes”) which will, among other things, be convertible into shares of the Company's common stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants which will be exercisable to purchase shares of Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that during the period commencing on the Subscription Date and ending on the earlier of (x) the date no Notes remain outstanding and (y) [the first anniversary of the Closing Date][February 1, 2014], the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any securities of the Company owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the “Undersigned’s Securities”).

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if the Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

[INSERT OTHER THAN FOX HOLLOW: Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.][INSERT FOX HOLLOW ONLY: Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) to any person on any Trading Day, provided, that such amount of the Undersigned’s Securities transferred on any one Trading Day does not to exceed 500 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) or (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein.] For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

[INSERT IN OPTION STOCKHOLDERS ONLY: Notwithstanding the foregoing, if the option to purchase ________ shares of Common Stock of the undersigned as set forth in the Option Agreement (as defined in the Securities Purchase Agreement), dated [ ], by and between the undersigned with Hudson Bay Master Fund Ltd (or its successor or assigns) has not been exercised in full on or prior to the sixty-first (61st) calendar day after the Closing Date (as defined in the Securities Purchase Agreement), on the sixty-second (62nd) calendar day after the Closing Date, this Lock-Up Agreement shall automatically terminate with respect to such shares of Common Stock of the undersigned that are subject to such Option and have not been exercised pursuant to such Option on or prior to such date.]

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Very truly yours, ______________________________ Exact Name of Securityholder ______________________________ Authorized Signature ______________________________ Title

Agreed to and Acknowledged:

VERITEQ CORPORATION
(f/k/a Digital Angel Corporation)

By: _______________________

       Name:

       Title: